Exhibit 99.1

                                            ANTONE F. MOREIRA
                                            -----------------
                                            Vice President, Treasurer
                                            And Chief Financial Officer
                                            (201) 902-9600

                 SYMS CORP REPORTS RESULTS FOR THE FIRST QUARTER

SECAUCUS, NEW JERSEY, JUNE 22, 2006 - Syms Corp (NYSE:SYM), a leading off-price retailer, announced results today for its first quarter ended May 27, 2006.

For the thirteen weeks ended May 27, 2006, the Company had a net profit of $5,738,000 ($0.38 per share) as compared to $1,055,000 for the 13-week period ended May 28, 2005. In the first quarter ended May 27, 2006, the Company recorded a pre-tax gain on the sale of real estate amounting to approximately $10,424,000. This resulted from the sale of its stores in May 2006, located in Dallas, Texas and Rochester, New York. The Dallas store has been replaced by a leased property located in Plano, Texas. The Company's net sales for the 13 weeks ended May 27, 2006 decreased to $66,193,000 from $67,432,000 for the same period last year. Same store sales for the period ended May 27, 2006 decreased 1.8% compared with the same period last year.

Syms Corp operates a chain of 36 "off-price" apparel stores located throughout Northeastern and Middle Atlantic regions and in the Midwest, Southeast and Southwest. Each Syms store offers a broad range of first-quality, in season merchandise bearing nationally recognized designer and brand-name labels.

CERTAIN INFORMATION IN THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995) AND INFORMATION RELATING TO THE COMPANY THAT ARE BASED ON THE BELIEFS OF THE MANAGEMENT OF THE COMPANY, AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE MANAGEMENT OF THE COMPANY. WHEN USED IN THIS PRESS RELEASE, THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "INTEND", "PLAN" AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY, IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF THE COMPANY WITH RESPECT TO FUTURE EVENTS, THE OUTCOME OF WHICH IS SUBJECT TO CERTAIN RISKS, INCLUDING, AMONG OTHERS, GENERAL ECONOMIC AND MARKET CONDITIONS, DECREASED CONSUMER DEMAND FOR THE COMPANY'S PRODUCT, POSSIBLE DISRUPTIONS IN THE COMPANY'S COMPUTER OR TELEPHONE SYSTEMS, POSSIBLE WORK STOPPAGES, OR INCREASE IN LABOR COSTS, EFFECTS OF COMPETITION, POSSIBLE DISRUPTIONS OR DELAYS IN THE OPENING OF NEW STORES OR INABILITY TO OBTAIN SUITABLE SITES FOR NEW STORES, HIGHER THAN ANTICIPATED STORE CLOSINGS OR RELOCATION COSTS, HIGHER INTEREST RATES, UNANTICIPATED INCREASES IN MERCHANDISE OR OCCUPANCY COSTS AND OTHER FACTORS WHICH MAY BE OUTSIDE THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS OR OUTCOMES MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN AS ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED. SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS IN THIS PARAGRAPH.

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                                    SYMS CORP
                            UNAUDITED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                            May 27,      May 28,
                                                             2006         2005
                                                             ----         ----

ASSETS:

Current Assets

                          Cash                              $ 56,432    $ 26,206
                          Receivables                          3,126       2,536
                          Inventory                           71,384      80,564
                          Other Current Assets                10,611      15,471
                                                            --------    --------

                          Total Current Assets               141,553     124,777

Property & Equipment - Net                                   106,676     111,037

Other Assets - Net                                            24,067      23,564
                                                            --------    --------

Total Assets                                                $272,296    $259,378
                                                            ========    ========


Liabilities & Shareholder's Equity:

                          Accounts Payable                  $ 37,454    $ 36,395
                          Accrued Expenses                    16,324       8,404
                          Other Current Liabilities            8,258       4,252
                                                            --------    --------

                          Total Current Liabilities           62,036      49,051

Other Long Term Debt                                           1,496       1,584

Shareholder's Equity                                         208,764     208,743
                                                            --------    --------

Total Liabilities & Capital                                 $272,296    $259,378
                                                            ========    ========

                                   SYMS CORP
                       UNAUDITED STATEMENT OF OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                     Thirteen            Thirteen
                                       Weeks              Weeks
                                       Ended              Ended
                                     5/27/2006           5/28/2005

Net Sales                             $    66,193       $  67,432

Gross Profit                               27,711          28,842

Operating Expenses                         28,413          27,366

Other Income                                 (160)            (10)

Gain on Sale of Real Estate               (10,424)              0

Net Profit After Taxes                $     5,738       $    1,055
                                     ============       ==========

Net Profit Per Share - Basic          $      0.38       $     0.07
                                     ============       ==========

Weighted Average

Shares Outstanding - Basic                 14,925           15,018
                                     ============       ==========